Exhibit 99. (j)

Consent of Independent Registered Public Accounting Firm

The Board of Trustees of Harding, Loevner Funds, Inc:

We consent to the use of our report dated December 18, 2015, with respect to financial statements of the six portfolios comprising the Harding, Loevner Funds, Inc. as of October 31, 2015, incorporated herein by reference, and to the references to our firm under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information.

/s/ KPMG LLP

Chicago, Illinois

February 25, 2016